EXHIBIT 99.1

Contact:	Dennis Sabourin
Investor Relations Officer
(732) 212 – 3321

FOR IMMEDIATE RELEASE

WELLMAN REPORTS THIRD QUARTER 2003 RESULTS

October 22, 2003, Shrewsbury, NJ – Wellman, Inc. (NYSE: WLM) today reported a net loss from continuing operations for the quarter ended September 30, 2003 of $4.6 million, or $0.15 per diluted share. The net loss from continuing operations includes certain costs listed in Table II totaling $3.1 million, or $0.10 per diluted share. After giving effect to the preferred stock accretion of $2.9 million, or $0.09 per diluted share, the net loss available to common stockholders was $7.5 million, or $0.24 per diluted share. This compares to net earnings from continuing operations of $4.7 million, or $0.15 per diluted share, and net earnings of $4.5 million, or $0.14 per diluted share, for the same period in 2002.

Net earnings from continuing operations for the first nine months of 2003 was $1.4 million, or $0.04 per diluted share, compared to net earnings (loss) from continuing operations of $23.1 million, or $0.72 per diluted share, for the same period in 2002. These results include certain costs listed in Table II totaling $6.7 million, or $0.21 per diluted share, for the nine months ended September 30, 2003 and $1.8 million, or $0.06 per diluted share, for the comparable period in 2002. After deducting the loss from discontinued operations, the effect of a change in accounting principle and preferred stock accretion, the net loss available to common stockholders was $1.5 million, or $0.05 per diluted share, for the first nine months of 2003 and $197.7 million, or $6.17 per diluted share, for the same period in 2002.

Table I summarizes the effect of discontinued operations, a change in accounting principle and preferred stock accretion for the three and nine months ended September 30, 2003 and 2002. Table II provides the details of certain charges that were included in income from continuing operations for these periods.

Tom Duff, Chairman and CEO, stated, “The disappointing results for the quarter were primarily the result of increases in raw material costs and extremely competitive conditions in the NAFTA PET resins market. These market conditions resulted from the recent PET capacity increases that we discussed last quarter combined with an unexpected drop in demand in the third quarter related to the poor weather in the Eastern United States. We expect the market to remain competitive in the fourth quarter of 2003. Anticipated higher capacity utilization should result in improved margins in our domestic PET resins business in 2004.”

TABLE I —THREE AND NINE MONTH SALES AND EARNINGS (LOSS)

	3Q03	3Q02	YTD 03	YTD 02

($ Millions except per share data)
Sales From Continuing Operations	$262.1	$257.3	$833.4	$765.3
EARNINGS (LOSS) FROM CONTINUING OPERATIONS**
Net earnings (loss)	$(4.6)	$4.7	$1.4	$23.1
Earnings (loss) per diluted share	$(0.15)	$0.15	$0.04	$0.72
EFFECT OF DISCONTINUED OPERATIONS**
Net earning (loss)	—	$(0.2)	$0.1	$(23.7)*
Per diluted share	—	$(0.01)	$0.00	$(0.74)
EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE**
Net loss	—	—	—	$(197.1)
Per diluted share	—	—	—	$(6.15)
PREFERRED STOCK ACCRETION
Accretion	$(2.9)	—	$(3.0)	—
Earnings effect per diluted share	$(0.09)	—	$(0.09)	—
NET EARNINGS (LOSS) FOR COMMON STOCKHOLDERS**
Net earnings (loss)	$(7.5)	$4.5	$(1.5)	$(197.7)
Earnings (loss) per diluted share	$(0.24)	$0.14	$(0.05)	$(6.17)

*	Includes an impairment charge of $19.0 million (net of appropriate taxes) to reduce certain long-lived assets to fair value less estimated cost of disposal.

**	Net of tax

TABLE II —ITEMS INCLUDED IN EARNINGS (LOSS) FROM CONTINUING OPERATIONS**

	3Q03	3Q02	YTD 03	YTD 02

WRITE-OFF OF UNCOLLECTIBLE ACCOUNTS RECEIVABLE
Net loss	$(2.1)	—	$(2.1)	—
Per diluted share	$(0.07)	—	$(0.07)	—
LEGAL FEES***
Net loss	$(0.8)	$(0.8)	$(2.7)	$(1.8)
Per diluted share	$(0.02)	$(0.02)	$(0.09)	$(0.06)
EFFECT OF RESTRUCTURING
Net loss	$(0.2)	—	$(1.1)	—
Per diluted share	$(0.01)	—	$(0.03)	—
EFFECT OF ACCELERATED STOCK OPTION VESTING
Net loss	—	—	$(0.8)	—
Per diluted share	—	—	$(0.02)	—
TOTAL
Total loss	$(3.1)	$(0.8)	$(6.7)	$(1.8)
Per diluted share	$(0.10)	$(0.02)	$(0.21)	$(0.06)

**	Net of tax

***	Legal fees related to the Department of Justice investigation of the polyester staple fiber industry.

Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® and EcoClear® brand PET (polyethylene terephthalate) packaging resins and Fortrel® brand polyester fibers. The world’s largest PET plastic recycler, Wellman utilizes a significant amount of recycled raw materials in its manufacturing operations.

Webcast of Conference Call

Wellman, Inc. will conduct a conference call to review 3Q03 results at 1:00 p.m. EDT on Thursday, October 23, 2003. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon October 23, 2003 and will remain on the website for 7 days. The replay can be accessed by following the same procedure, used above, for the live Webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedure, used above, to access the Webcast.

Forward-Looking Statements

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including but not limited to: demand and competition for PET resins and polyester fiber; the financial condition of our customers; availability and cost of raw materials; availability and cost of petrochemical feedstock necessary for the production process; the impact of a governmental investigation of pricing practices in the polyester staple fiber industry; availability of financing, changes in financial markets, interest rates, credit ratings, and foreign currency exchange rates; tax risks; U.S., European, Asian and global economic conditions; prices and volumes of imports; work stoppages; levels of production capacity and profitable operation of assets; changes in laws and regulations; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K/A for the year ended December 31, 2002.

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WELLMAN, INC.
SUPPLEMENTAL INFORMATION*

SALES BY GROUP	3Q03	3Q02	% Chg.	2Q03	% Chg.

Millions $
Packaging Products Group	$143.6	$133.1	8%	$166.0	-13%
Fibers & Recycled Products Group	118.5	124.2	-5%	118.6	0%

Total Sales	$262.1	$257.3	2%	$284.6	-8%

BALANCE SHEET DATA

Millions $	9/30/2003

Cash	$1.2
Inventories	$121.0
Total Debt	$154.0
Stockholders’ Equity	$555.1
Total Debt-to-Capital	21.7%

CASH FLOW DATA

Millions $	3Q03	YTD

Depreciation	$11.9	$35.0
Amortization	2.5	4.6

Total D&A	$14.4	$39.6
Cap. Exps	$4.4	$10.5

SEGMENT PROFIT (LOSS)

Millions $	3Q03

PPG	$2.1
FRPG	$(6.2)

Operating Income	$(4.1)

Wellman, Inc
Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net Sales	$262.1	$257.3	$833.4	$765.3
Cost of Sales	245.6	232.0	763.4	675.4

Gross Profit	16.5	25.3	70.0	89.9
Selling, General and Administrative Expenses	20.3	17.1	59.2	51.6
Restructuring Charges	0.3	—	1.6	—

Operating Income (Loss)	(4.1)	8.2	9.2	38.3
Interest Expense, Net	2.4	2.4	6.7	7.5

Earnings (Loss) From Continuing Operations Before Income Taxes	(6.5)	5.8	2.5	30.8
Income Tax Expense (Benefit)	(1.9)	1.1	1.1	7.7

Earnings (Loss) From Continuing Operations	(4.6)	4.7	1.4	23.1
Income (Loss) From Discontinued Operations	—	(0.3)	0.2	(36.5)
Income Tax Expense (Benefit) From Discontinued Operations	—	(0.1)	0.1	(12.8)

Earnings (Loss) Before Cumulative Effect of Accounting Change	(4.6)	4.5	1.5	(0.6)
Cumulative Effect of Accounting Change, Net of Tax	—	—	—	(197.1)

Net Earnings (Loss)	$(4.6)	$4.5	$1.5	$(197.7)

Net Earnings (Loss) Available to Common Stockholders:
Net Earnings (Loss)	$(4.6)	$4.5	$1.5	$(197.7)
Accretion of Preferred Stock	(2.9)	—	(3.0)	—

Net Earnings (Loss) Available to Common Stockholders	$(7.5)	$4.5	$(1.5)	$(197.7)

Basic Net Earnings (Loss) Per Common Share:
Net Earnings (Loss) Available to Common Stockholders From Continuing Operations	$(0.24)	$0.15	$(0.05)	$0.73
Net Loss Available to Common Stockholders From Discontinued Operations	—	(0.01)	—	(0.75)
Cumulative Effect of Accounting Change	—	—	—	(6.24)

Net Earnings (Loss) Available to Common Stockholders	$(0.24)	$0.14	$(0.05)	$(6.26)

Diluted Net Earnings (Loss) Per Common Share:
Net Earnings (Loss) Available to Common Stockholders From Continuing Operations	$(0.24)	$0.15	$(0.05)	$0.72
Net Loss Available to Common Stockholders From Discontinued Operations	—	(0.01)	—	(0.74)
Cumulative Effect of Accounting Change	—	—	—	(6.15)

Net Earnings (Loss) Available to Common Stockholders	$(0.24)	$0.14	$(0.05)	$(6.17)

Average Common Shares — (Basic)	31.6	31.6	31.6	31.6
Average Common Shares — (Diluted)	31.6	32.0	31.6	32.0